SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2006
ORBIMAGE Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	54-1660268

(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

21700 Atlantic Boulevard Dulles, Virginia 20166 (703) 480-7500

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 5.02    Departure of Directors or Principal Officers; Election of Directors;
                     Appointment of Principal Officers
(a) Departure of Director
     Mr. Talton Embry resigned from the Board of Directors and two of its committees on May 9, 2006. Mr. Embry joined the Board in January of 2004 and had served on the Audit Committee and Compensation Committee since that time. Based on a conversation that management had with Mr. Embry, the Company believes his resignation resulted from his agreement with John Pitts, former chairman of the compensation committee, who had resigned from the Board on April 25, 2006 due to disagreements with management and certain other directors over efforts to structure plans for short term incentive compensation and long term incentive compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2006	ORBIMAGE Holdings Inc.

By:	/s/ William L. Warren William L. Warren Vice President, General Counsel & Secretary

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